SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2004

Cox Radio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12187	58-1620022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6205 Peachtree Dunwoody Road Atlanta, Georgia		30328
(Address of principal executive offices)		(Zip Code)

(678) 645-0000

(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

99.1	Press Release dated February 26, 2004, announcing financial results for the quarter and year ended December 31, 2003 (furnished pursuant to Item 12 of Form 8-K)

99.2	Historical Free Cash Flow Reconciliation (furnished pursuant to Item 12 of Form 8-K)

Item 12.	Results of Operations and Financial Condition.

Cox Radio, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2003, and a copy of this press release is being furnished as an exhibit to this report. The press release contains disclosure of station operating income (previously broadcast cash flow), station operating income margin, free cash flow, adjusted EBITDA and consolidated debt, each of which is not a measure of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (GAAP). Page 7 of the press release contains disclosure regarding why management believes the presentation of these non-GAAP measures provide useful information to investors and, to the extent material, management’s uses for such measures. Page 8 of the press release contains:

•	a tabular reconciliation of operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to station operating income;

•	a tabular reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow; and

•	a tabular reconciliation of operating income for the twelve months ended December 31, 2003, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA.

Page 9 of the press release contains a tabular reconciliation of balance sheet debt, the most directly comparable financial measure calculated and presented in accordance with GAAP, to consolidated debt.

From time to time, Cox Radio management may discuss historical, free cash flow, a non-GAAP financial measure, in presentations and other forums that may constitute public announcements within the meaning of Item 12(a) of Form 8-K. Accordingly, Cox Radio has prepared a tabular reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to free cash flow for each year period beginning December 31, 1996 and ending December 31, 2003, as well as for each quarterly period for the year ended December 31, 2003. This tabular reconciliation is being filed as Exhibit 99.2 to this report and will be posted on Cox Radio’s website at www.coxradio.com/investors. Free cash flow is defined as net income plus cumulative effect of accounting change, deferred income tax expense, other expense, other operating expenses, net, depreciation and amortization, non-cash mark-to-market unrealized gain and minus capital expenditures. Management uses for free cash flow are described on page 7 of the press release filed as Exhibit 99.1 to this report.

The information required to be furnished pursuant to Item 12 and Exhibits 99.1 and 99.2 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, except if Cox Radio specifically incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2004	COX RADIO, INC. By: /s/ NEIL O. JOHNSTON Name: Neil O. Johnston Title: Vice President and Chief Financial Officer